BYLAWS
OF
Brightways Corporation

ARTICLE I

SECTION 1. REGISTERED OFFICE

The registered office of the corporation shall be at 127 Flowers Avenue, Langhorne, PA 19047, or at such other location to which the registered office shall be changed by action of the board of directors. The secretary of this corporation shall keep the original or a copy of these bylaws, as amended to date, at the registered office or principal place of business of the corporation.

SECTION 2. OTHER OFFICES

The corporation may also have offices at such other places as the board of directors may from time to time designate, or as the business of the corporation may require.

SECTION 3. SEAL

This corporation's seal shall have inscribed thereon the name of this corporation, the year of its organization and the words "Corporate Seal, Pennsylvania."

ARTICLE II, SHAREHOLDERS' MEETINGS

SECTION 1. PLACE OF MEETINGS

All meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place, either within or without the Commonwealth of Pennsylvania, as may be determined by the board of directors. One or more shareholders may participate in any meeting of shareholders by means of conference telephones or similar communication equipment whereby all persons participating in such meeting can hear each other.

SECTION 2. ANNUAL MEETINGS

The annual meeting of the shareholders shall be held each year at which time the shareholders shall elect a board of directors and transact any other proper business. The corporation's annual financial statements for the preceding year may be presented at the annual meeting of shareholders but shall not be furnished

to the shareholders unless the board of directors shall deem it advisable and shall so order. Such statements need not be examined, verified or certificated by an independent public accountant or by a firm thereof.

SECTION 3. SPECIAL MEETINGS

Special meetings of the shareholders may be called by the board of directors, the chairperson of the board of directors, the president, or by one or more shareholders holding at least 10 percent of the voting power of the corporation.

SECTION 4. NOTICES OF MEETINGS

Notices of meetings, annual or special, shall be given in writing to shareholders entitled to vote at the meeting by the secretary or an assistant secretary or, if there be no such officer, or in the case of his or her neglect or refusal, by any director or shareholder.

Such notices shall be given either personally, by electronic e-mail or other electronic communication methods or by first-class mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the stock transfer books of the corporation or given by the shareholder to the corporation for the purpose of notice. Notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Such notice shall state the place, date, and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and that no other business may be transacted, or (2) in the case of an annual meeting, those matters which the board at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of Section 6 of this Article, any proper matter may be presented at the annual meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of the nominees which, at the time of the notice, the board of directors intends to present for election. Notice of any adjourned meeting need not be given unless a meeting is adjourned for forty-five (45) days or more from the date set for the original meeting.

SECTION 5. WAIVER OF NOTICE

The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present, whether in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers or consents shall be filed with the corporate records or made part of the minutes of the meeting. Neither the business to be transacted at the meeting, nor the purpose of

any annual or special meeting or shareholders need be specified in any written waiver of notice, except as provided in Section 6 of this Article. Attendance of a shareholder either in person or by proxy at any meeting shall constitute a waiver of notice of such meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

SECTION 6. SPECIAL NOTICE AND WAIVER OF NOTICE REQUIREMENTS

Except as provided below, any shareholder approval at a meeting, with respect to the following proposals, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting, or in any written waiver of notice:

(a) Approval of a contract or other transaction between the corporation and one or more of its directors or between the corporation and any corporation, firm, or association in which one or more of the directors has a material financial interest;
(b) Amendment of the Articles of Incorporation after any shares have been issued;
(c) Approval of the principal terms of a reorganization;
(d) Election to voluntarily wind up and dissolve the corporation;
(e) Approval of a plan of distribution of shares as part of the winding up of the corporation.

Approval of the above proposals at a meeting shall be valid with or without such notice, if it is by the unanimous approval of those entitled to vote at the meeting.

SECTION 7. ACTION WITHOUT MEETING

Any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent, in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholders' approval, with respect to any one of the following proposals, without a meeting, by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval:

(a) Approval of a contract or other transaction between the corporation and one or more of its directors or another corporation, firm or association in which one or more of its directors has material financial interest;

(b) To indemnify an agent of the corporation;
(c) To approve the principal terms of a reorganization; or
(d) Approval of a plan of distribution as part of the winding up of the corporation.

Prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than a unanimous written consent to those shareholders entitled to vote who have not consented in writing. Notwithstanding any of the foregoing provisions of this section, and except as provided in Article III, Section 4 of these bylaws, directors may not be elected by written consent except by the unanimous written consent of all shares entitled to vote for the election of directors.

A written consent may be revoked by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not be revoked thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

SECTION 8. QUORUM AND SHAREHOLDER ACTION

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of shareholders represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number is required by law and except as provided in the following paragraphs of this section.

The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted except as provided in the foregoing provisions of this section.

SECTION 9. VOTING

Only shareholders of record on the record date fixed for voting purposes by the board of directors pursuant to Article VIII, Section 3 of these bylaws, or, if there be no such date fixed, on the record dates given below, shall be entitled to vote at a meeting.

If no record date is fixed:

(a) The record date for determining shareholders entitled to notice of, or to vote, at a meeting of shareholders, shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
(b) The record date for determining the shareholders entitled to give consent to corporate actions in writing without a meeting, when no prior action by the board is necessary, shall be the day on which the first written consent is given.
(c) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

Every shareholder entitled to vote shall be entitled to one vote for each share held, except as otherwise provided by law, by the Articles of Incorporation or by other provisions of these bylaws. Except with respect to elections of directors, any shareholder entitled to vote may vote part of his or her shares in favor of a proposal and refrain from voting the remaining shares or vote them against the proposal. If a shareholder fails to specify the number of shares he or she is affirmatively voting, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares the shareholder is entitled to vote. At each election of directors, shareholders shall not be entitled to cumulate votes unless the candidates' names have been placed in nomination before the commencement of the voting and a shareholder has given notice at the meeting, and before the voting has begun, of his or her intention to cumulate votes. If any shareholder has given such notice, then all shareholders entitled to vote may cumulate their votes by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of his or her shares or by distributing such votes on the same principle among any number of candidates as he or she thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Votes cast against a candidate or which are withheld shall have no effect. Upon the demand of any shareholder made before the voting begins, the election of directors shall be by ballot rather than by voice vote.

SECTION 10. PROXIES

Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares by filing a written proxy with the secretary of the corporation prior to the commencement of a meeting, executed by such person or his or her duly authorized agent. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any

provision in the proxy to the contrary but the revocation of a proxy shall not be effective until notice thereof has been given to the secretary of the corporation.

An unrevoked proxy shall not be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy but in no event shall a proxy, unless coupled with an interest, be voted on after three (3) years from the date of its execution. .A proxy shall not be revoked by the death or incapacity of the maker unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the secretary of the corporation. A shareholder shall not sell his or her vote or execute a proxy to any person for any sum of money or anything of value.

ARTICLE III. DIRECTORS

SECTION 1. POWERS

The business and affairs of the corporation shall be managed and all corporate powers shall be exercised by, or under the direction of, the board of directors.

SECTION 2. NUMBER

The number of directors shall be fixed by the Board of Directors prior to the annual meeting of shareholders but shall be no fewer than three (3) and no more than nine (9)

SECTION 3. ELECTION AND TENURE OF OFFICE

The directors shall be elected at the annual meeting of the shareholders and hold office for a term of one year.

SECTION 4. VACANCIES

A vacancy on the board of directors shall exist in the case of death, resignation, or removal of any director or in case the authorized number of directors is increased, or in case the shareholders fail to elect the full authorized number of directors at any annual or special meeting of the shareholders at which any director is elected. The board of directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

Except for a vacancy created by the removal of a director, vacancies on the board of directors may be filled by approval of the board or, if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office, (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with this Article of these Bylaws, or (3) a sole remaining director. Vacancies occurring on the board by reason of the removal of directors may be filled only by

approval of the shareholders. Each director so elected shall hold office until the next annual meeting of the shareholders and until his or her successor has been elected and qualified.

The shareholders may elect a director at any time to fill a vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by the removal of a director requires the consent of a majority of the outstanding shares entitled to vote.

Any director may resign effective upon giving written notice to the chairperson of the board of directors, the president, and the secretary or to the board of directors unless the notice specifies a later time for the effectiveness of the resignation. If the resignation is effective at a later time, a successor may be elected to take office when the resignation becomes effective. Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director's term in office.

SECTION 5. REMOVAL

Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote, subject to the provisions of the Pennsylvania Business Corporation Law of 1988 (the "Act"). Except as provided in the Act, a director may not be removed prior to the expiration of such director's term of office.

Any court of competent jurisdiction in the Commonwealth of Pennsylvania may, on the suit of shareholders holding at least 10 percent of the number of outstanding shares of any class, remove from office any director in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation and may bar from re-election any director so removed for a period prescribed by the court. The corporation shall be made a party to such action.

SECTION 6. PLACE OF MEETINGS

Meetings of the board of directors shall be held at any place, within or without the state, which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation or as may be designated from time to time by resolution of the board of directors. Meetings of the board may be held through use of conference telephone or similar communications equipment, as long as all directors participating in the meeting can hear one another.

SECTION 7. ANNUAL, REGULAR AND SPECIAL DIRECTORS' MEETINGS

An annual meeting of the board of directors shall be held without notice immediately after and at the same place as the annual meeting of the shareholders. Other regular meetings of the board of directors shall be held at such times and places as may be fixed from time to time by the board of directors. Call and notice of these regular meetings shall not be required.
Special meetings of the board of directors may be called by the chairperson of the board, the president, vice president, secretary, or any two directors. Special meetings of the board of directors shall be held upon four (4) days' notice by mail, or forty-eight (48) hours' notice delivered personal or by telephone or electronic mail. A notice or waiver of notice need not specify the purpose of any special meeting of the board of directors.
If any meeting is adjourned for more than 24 hours, notice of the adjournment to another time or place shall be given before the time of the resumed meeting to all directors who were not present at the time of adjournment of the original meeting.

SECTION 8. QUORUM AND BOARD ACTION

A quorum for the transaction of business for all meetings of the board of directors shall consist of the presence of directors entitled to case a majority of the votes which all directors are entitled to cast on matters to be voted upon at such meeting until changed by amendment to this article of these bylaws. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the board, subject to the provisions of the Act. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present at a meeting may adjourn any meeting to another time and place, whether or not a quorum is present at the meeting.

SECTION 9. WAIVER OF NOTICE

The transactions of any meeting of the board, however called and noticed or wherever held, are as valid as though undertaken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Waivers of notice or consents need not specify the purpose of the meeting.

SECTION 10. ACTION WITHOUT MEETING

Any action required or permitted to be taken by the board may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of the directors.

SECTION 11. COMPENSATION

No salary shall be paid directors, as such, for their services but, by resolution, the board of directors may allow a reasonable fixed sum and expenses to be paid for attendance at regular or special meetings. Nothing contained herein shall prevent a director from serving the corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attendance at meetings.

SECTION 12. Fiduciary Duties of a Director

Directors shall stand in a fiduciary relation to the corporation and shall perform their duties as a director, including their duties as a member of any committee of the board upon which they may serve, in good faith, in a manner they reasonably believe to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

(1) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented.

(2) Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person.

(3) A committee of the board upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

Officers and Directors except as otherwise provided in these Bylaws or articles of Incorporation, shall perform their duties as an officer in good faith, in a manner

they reasonably believe to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his duties shall not be liable by reason of having been an officer or director of the corporation.

In discharging the duties of their respective positions, the Board of Directors, committees of the board and individual directors may, in considering the best interest of this Corporation, consider the effects of any action upon employees, upon suppliers and customers of this Corporation and upon communities in which offices or other establishments of this Corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of this section.

Absent breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interest of this Corporation.

A director of this Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless he or she has both:

(a) breached or failed to perform the duties of his office under this Article or the standards set forth in Title 42, Chapter 83, Section 8363 of the Pennsylvania Consolidated Statutes relating to performance of a director's duties; and

(b) such breach of failure to perform constitutes self-dealing, willful misconduct or recklessness.

The provisions of this section shall not apply to:

(a) The responsibility or liability of a director pursuant to any criminal statute; or

(b) the liability of a director for the payment of taxes pursuant to local, state or federal law.

If the Pennsylvania Consolidated Statutes hereafter are amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of this Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Pennsylvania Consolidated Statutes. Any repeal or modification of this section shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of this Corporation existing at the time of such repeal or modification.

ARTICLE IV. OFFICERS

SECTION 1. OFFICERS

The officers of the corporation shall be a Chief Executive Officer, Vice President, Recording Secretary, and a Chief Financial Officer/Treasurer. The corporation also may have such other officers with such titles and duties as shall be determined by the board of directors. Any number of offices may be held by the same person.

SECTION 2. ELECTION

All officers of the corporation shall be chosen by, and serve at the pleasure of, the board of directors.

SECTION 3. REMOVAL AND RESIGNATION

An officer may be removed at any time, either with or without cause, by the board. An officer may resign at any time upon written notice to the corporation given to the board, the president, or the Recording Secretary of the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any other time specified therein. The removal or resignation of an officer shall be without prejudice to the rights, if any, of the officer or the corporation under any contract of employment to which the officer is a party.

SECTION 4. CHIEF EXECUTIVE OFFICER

The chief executive officer is the general manager of the corporation and shall, subject to the direction and control of the board of directors, have general supervision, direction, and control of the business and affairs of the corporation. He or she shall preside at all meetings of the shareholders and directors and be an ex officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may from time to time be prescribed by the board of directors or these bylaws.

SECTION 5. RECORDING SECRETARY

The Recording Secretary shall keep, or cause to be kept, at the principal executive office of the corporation, a book of minutes of all meetings of directors and shareholders. The minutes shall state the time and place of holding of all meetings; whether regular or special, and if special, how called or authorized; the notice thereof given or the waivers of notice received; the names of those present at directors' meetings; the number of shares present or represented at shareholders' meetings; and an account of the proceedings thereof.

The Recording Secretary shall keep, or cause to be kept, at the principal executive office of the corporation, or at the office of the corporation's transfer agent, a share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The Recording Secretary shall keep, or cause to be kept, at the principal executive office of the corporation, the original or a copy of the bylaws of the corporation, as amended or otherwise altered to date, certified by him or her.
The Recording Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors required to be given by law or by the provisions of these bylaws.

The Recording Secretary shall have charge of the seal of the corporation and have such other powers and perform such other duties as may from time to time be prescribed by the board of these bylaws.

In the absence or disability of the Recording Secretary, the assistant secretaries if any, in order of their rank as fixed by the board of directors (or if not ranked, the assistant secretary designated by the board of directors), shall have all the powers of, and be subject to all the restrictions upon, the secretary. The assistant secretaries, if any, shall have such other powers and perform such other duties as may from time to time be prescribed by the board of directors or these bylaws.

SECTION 6. CHIEF FINANCIAL OFFICER/TREASURER

The Chief Financial Officer/Treasurer shall account for all funds received. The Chief Financial Officer/Treasurer shall also make payments out of the same on proper order approved by the President and where warranted the Board of Directors. The Chief Financial Officer/Treasurer will provide a periodic accounting of all funds received and disbursed including the payment of amounts owing under any contracts which shall previously have been approved by the Board. The Chief Financial Officer/Treasurer shall engage when warranted outside professionals to assist in or prepare the annual tax returns of the Corporation. The Chief Financial Officer/Treasurer shall be the tax matters representative with respect to any tax issues that may arise. The Chief Financial Officer/Treasurer will ensure that the Board retains each annual corporate tax return, and each periodic financial report for seven years. All other financial records shall be kept for seven years. Records may be kept electronically.

SECTION 7. VICE PRESIDENT

A Vice President or Vice Presidents shall be elected by the Board of Directors if the Board of Directors determines that such offices shall be created. The Vice President (or, if there be more than one, then each Vice President) shall have such powers and shall perform such duties as may from time to time be assigned to him or them by the Board of Directors. Unless otherwise ordered by the Board of Directors, the Vice President (or Vice Presidents in order of their numbered designations) shall, in the case of the death, resignation, absence or disability of the Chief Executive Officer, perform the duties of that officer until the return of the Chief Executive Officer or until the disability shall have been removed or a new Chief Executive Officer shall have been elected.

SECTION 8. COMPENSATION

The officers of this corporation shall receive such compensation for their services as may be fixed by the board of directors.

ARTICLE V, COMMITTEES

SECTION 1

The board may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. Any such committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

(a) The approval of any action for which the approval of the shareholders or approval of the outstanding shares is also required.
(b) The filling of vacancies on the board or in any committee.
(c) The fixing of compensation of the directors for serving on the board or on any committee.
(d) The amendment or repeal of bylaws or the adoption of new bylaws.
(e) The amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable.
(f) A distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board.
(g) The appointment of other committees of the board or members thereof.

ARTICLE VI, CORPORATE RECORDS AND REPORTS

SECTION 1. INSPECTION BY SHAREHOLDERS

The share register shall be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand under oath on the corporation, for a purpose reasonably related to such holder's interest as a shareholder or holder of a voting trust certificate. Such inspection and copying under this section may be made in person or by agent or attorney.

The accounting books and records of the corporation and the minutes of proceedings of the shareholders and the board and committees of the board shall be open to inspection upon the written demand under oath of the corporation by any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for any proper purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

Shareholders shall also have the right to inspect the original or copy of these bylaws, as amended to date and kept at the corporation's principal executive office, at all reasonable times during business hours.

SECTION 2. INSPECTION BY DIRECTORS

Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney. The right of inspection includes the right to copy and make extracts.

SECTION 3. RIGHT TO INSPECT WRITTEN RECORDS

If any record subject to inspection pursuant to this chapter is not maintained in written form, a request for inspection is not complied with unless and until the corporation at its expense makes such record available in written form.

SECTION 4. WAIVER OF ANNUAL REPORT

The annual report to shareholders, described in Act is hereby expressly waived, as long as this corporation has less than 100 holders of record of its shares. This

waiver shall be subject to any provision of law, including the Act, allowing shareholders to request the corporation to furnish financial statements.

SECTION 5. CONTRACTS, ETC.

The board of directors, except as otherwise provided by the bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract, or to pledge its credit, or to render it liable for any purpose or to any amount.

ARTICLE VII, INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding (hereinafter a "proceeding"), whether civil, criminal, administrative or investigative, including without limitation, an action or suit by or in the right of this Corporation, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of this Corporation or is or was serving at the request of this Corporation as a director of officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as director or officer, or in any other capacity, shall be indemnified and held harmless by this Corporation to the fullest extent and manner authorized or permitted by the laws of the Commonwealth of Pennsylvania, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits this Corporation to provide broader indemnification rights than said law permitted this Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, penalties, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article, this Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of this Corporation. The right to indemnification conferred in this Article shall be a contract right and each person to whom this right to indemnification applies shall be a third party beneficiary of such right and shall be entitled to enforce against this Corporation all indemnification and other rights granted to such person by this Article. Such right shall include the right to be paid by this Corporation the expenses incurred in any such proceeding in advance of its final disposition; provided, however, that, if the laws of the Commonwealth of Pennsylvania require, the payment of such expenses incurred by a director or officer in advance of the final disposition of a

proceeding shall be made only upon delivery to this Corporation of any undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined such director or officer is not entitled to be indemnified under this Article or otherwise. This Corporation may, by action of its Board of Directors, provide indemnification to employees, agents or fiduciaries of this Corporation or to any person who is or was serving at the request of this Corporation or an employee, agent or fiduciary of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan, with the same or lesser scope and effect as set forth herein and in the other sections of this Article. If and to the extent that the laws of the Commonwealth of Pennsylvania require that indemnification be provided in a given instance only if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, then termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Corporation, and, with respect to any criminal proceeding, that he had reasonable cause to believe that his conduct was unlawful. Termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself constitute a determination by a court that the act or failure to act giving rise to a claim for indemnification constituted willful misconduct or recklessness.

Section 2. Denial of Right to Indemnification. Indemnification under Section 1 of this Article shall be made by this Corporation unless a determination is reasonably and promptly made that indemnification of a director or officer is not proper in the circumstances because of grounds for denying indemnification under this Article or under applicable law. Such determination may be made only:

(a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding (**"Disinterested Directors"**); or

(b) if such quorum is not obtainable, or even if obtainable, if a quorum of Disinterested Directors so directs, by independent legal counsel in a written opinion; or

(c) by the shareholders.

Section 3. Expenses in Successful Defense. Notwithstanding any other provisions of this Article, to the extent that a director or officer of this Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 1 of this Article or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

Section 4. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by this Corporation within thirty (30) days after a written

claim has been received by this Corporation, the claimant may at any time thereafter bring suit against this Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required understanding, if any is required, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the laws of the Commonwealth of Pennsylvania for this Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on this Corporation. Neither the failure of this Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the laws of the Commonwealth of Pennsylvania, nor an actual determination by this Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 5. Non-Exclusivity of Rights. The rights to indemnification and the payment of expenses incurred in a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreements, vote of shareholders or Disinterested Directors or otherwise.

Section 6. Insurance. This Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee, agent or fiduciary of this Corporation or of another corporation, or of a partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not this Corporation would have the power to indemnify such person against such expense, liability or loss under the laws of the Commonwealth of Pennsylvania.

Section 7. Interpretation. For purposes of this Article:

(a) References to "this Corporation" shall upon written resolution of the Board of Directors of this Corporation include, in addition to this Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation of merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, shall for purposes of this Article be deemed to hold the same position in this Corporation as he held in such constituent; and

(b) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit

plan shall be deemed to have acted in a manner "not opposed to the best interests of this Corporation" as referred to in this Article.

Section 8. Amendment or Repeal. This Article may hereafter be amended or repealed; provided, however, that no amendment or repeal shall reduce, terminate or otherwise adversely affect the right of a person who is or was a director or officer to obtain indemnification or advancement of expenses with respect to a proceeding that pertains to or arises out of actions or omissions that occur prior to the effective date of such amendment or repeal, which date cannot be retroactive.

ARTICLE VIII. SHARES

SECTION 1. CERTIFICATES

The corporation shall not issue certificates for its shares when fully paid. Notice of Issuance of Stock shall be issued in numerical order, and shall state the name of the record holder of the shares represented thereby; the number, designation, if any, and the class or series of shares represented thereby; and contain any statement or summary required by any applicable provision of the Act.

SECTION 2. TRANSFER OF SHARES

Upon surrender to the secretary or transfer agent of the corporation of shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the secretary of the corporation to issue a new Notice of Issuance of Stock to the person entitled thereto, to cancel the old certificate, and to record the transaction upon the share register of the corporation. If shares of the corporation are not evidenced by certificates, it shall be the duty of the secretary to cancel shares being transferred upon presentation of a stock power in the form prescribed by the corporation, duly executed by the transferor, and to issue shares to the person entitled thereto, and to record the transaction upon the share register of the corporation.

SECTION 3. RECORD DATE

The board of directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall not be more than sixty (60) days nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights as the case

may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

SECTION 4. DECLARATION AND PAYMENT OF DIVIDENDS.

The Board of Directors may declare and pay dividends upon the outstanding shares of this Corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Articles of Incorporation. Before payment of any dividend there may be set aside out of the net profits of this Corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of this Corporation, or for such other purpose as the directors shall think conducive to the interests of this Corporation, and the directors may abolish any such reserve in the manner in which it was created.

ARTICLE IX, AMENDMENT OF BYLAWS

SECTION 1. SHAREHOLDERS

Bylaws may be adopted, amended or repealed by the affirmative vote or by the written consent of holders of a majority of the outstanding shares of the corporation entitled to vote. However, a bylaw amendment which reduces the fixed number of directors to a number less than three (3) shall not be effective if the votes cast against the amendment or the shares not consenting to its adoption are equal to more than 66 2/3 percent of the outstanding shares entitled to vote.

SECTION 2. DIRECTORS

Subject to the right to shareholders to adopt, amend or repeal bylaws, the directors may adopt, amend or repeal any bylaw.

Except as otherwise required by the Act, the Board of Directors, by a majority of the votes entitled to be cast by the directors then in office, may make, alter, amend or repeal any provision of these Bylaws at any regular or special meeting, duly convened after notice to the directors of such purpose. The shareholders shall have the right to change such action by the vote of shareholder(s) entitled to cast a majority of the votes which all shareholders are entitled to vote thereon at any annual or special meeting duly convened after notice to the shareholders of such purpose.

CERTIFICATION

This is to certify that the foregoing is a true and correct copy of the Bylaws of the corporation named in the title thereto and that such Bylaws were duly adopted by the board of directors of the corporation on the date set forth below.

Date: 6/15/14

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Recording Secretary